Exhibit 4.1

Number CA-«Cert_No»*«Numerical_Shares»* Shares Class A Common Stock   THIS CERTIFIES THAT *«Name»* is the record holder of («Written_Shares») *«Numerical_Shares»* shares of Class A Common Stock of  ROVER GROUP INC. a Delaware corporation transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned.  This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. The corporation will furnish without charge to each stockholder who so requests a statement describing the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  The corporation has caused this certificate to be signed by its duly authorized officers as of «Date», 20 .    SecretaryPresident

FOR VALUE RECEIVED, I HEREBY SELL, ASSIGN AND TRANSFER _ SHARES REPRESENTED BY THIS CERTIFICATE TO AND HEREBY IRREVOCABLY APPOINT AS ATTORNEY TO TRANSFER THESE SHARES ON THE SHARE REGISTER OF THE CORPORATION.  DATED (Stockholder)   (Witness)(Stockholder)  NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME AS WRITTEN ON THE FACE OF THIS CERTIFICATE.  [INSERT THE LEGENDS FROM THE DOCUMENT(S) PERTAINING TO THE ISSUANCE OF THESE SHARES, INCLUDING WITH RESPECT TO ANY APPLICABLE TRANSFER RESTRICTIONS IN THE COMPANY’S BYLAWS]